Exhibit 99.1

Media Inquiries:                                    Investor Inquiries:
Alex Alias                                        Tyler Chambers
alalias@avaya.com                                     investors@avaya.com

Avaya Reports Selected Additional Preliminary Third Quarter Fiscal 2022 Financial Results and Provides Business Updates

Raleigh-Durham, NC, - August 9, 2022 - Avaya Holdings Corp. (NYSE: AVYA) ("Avaya" or "the Company") today reported selected additional preliminary financial results for the third quarter of fiscal 2022 ended June 30, 2022. All financial results for the third quarter ended June 30, 2022 and related comparisons to prior periods included in this release are preliminary, have not been reviewed or audited, are based on the Company's estimates and were prepared prior to the completion of the Company's financial statement close process.

Preliminary Third Quarter Financial Results Highlights
•Revenues of $577 million, down 20% year over year in constant currency
•OneCloud ARR (Annualized Recurring Revenue) was approximately $838 million, up 12% sequentially and 97% from a year ago
•CAPS (Cloud, Alliance Partner and Subscription) was 53% of revenue, up from 40% a year ago
•Software and Services were 88% of revenue; Software was 62% of revenue
•Recurring revenue was 70% of revenue, up from 64% a year ago
•GAAP Operating loss was $1,353 million and Non-GAAP Operating income was $20 million
•GAAP Net loss was $1,408 million and Non-GAAP Net loss was $20 million, which excludes non-cash impairment charges of $1,272 million1
•Adjusted EBITDA was $54 million, 9% of revenue, versus 24% a year ago
•GAAP Diluted Loss Per Share of $16.27 and Non-GAAP Diluted Loss Per Share of $0.24
•Ending cash and cash equivalents were $217 million. If adjusted for the net proceeds of the July 2022 financings and the partial use of proceeds therefrom to repurchase approximately $129 million of convertible notes, cash and cash equivalents would be $404 million with an additional $221 million of restricted cash held in escrow.

1 The Company's interim impairment tests as of June 30, 2022 indicated that the carrying amount of the Company’s indefinite-lived intangible asset, the Avaya Trade Name, and its Services reporting unit exceeded their respective estimated fair values. As a result, the preliminary financial statements reflect impairment charges of $1,272 million and the Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company’s indefinite-lived intangible asset and goodwill during the three months ended June 30, 2022.

Alan Masarek, President and CEO of Avaya, said, “Our preliminary financial results for the quarter reflect operational and executional shortcomings, amplified against the backdrop of a volatile economic environment. We are taking aggressive actions to right-size Avaya’s cost structure to align with our contractual, recurring revenue business model. We have already begun operationalizing our recently announced savings initiatives and expect to identify additional areas as our work continues. At the same time, we will focus our investments on driving innovation and advancing product development for the benefit of our customers. The July 2022 financings, together with our cost-cutting initiatives, are important steps towards maintaining our financial and operating flexibility to continue to invest in our business and to sustain our business model transition. Although we have a lot of work to do, we have a tremendous foundation to build on as we become a stronger, leaner, more agile, and innovative organization."

	GAAP			Non-GAAP (1)
(In millions, except percentages)	3Q22	2Q22	3Q21	3Q22	2Q22	3Q21
Revenue	$577	$716	$732	$577	$716	$732
Gross margin	44.9%	51.8%	55.6%	51.0%	56.7%	61.5%
Operating (loss) income	$(1,353)	$23	$41	$20	$115	$146
Net (loss) income	$(1,408)	$(1)	$43	$(20)	$51	$73
(Loss) earnings per share - Diluted	$(16.27)	$(0.02)	$0.43	$(0.24)	$0.53	$0.75

(In millions, except percentages)	3Q22	2Q22	3Q21
Adjusted EBITDA(1)	$54	$145	$173
Adjusted EBITDA margin(1)	9.4%	20.3%	23.6%
Cash (used for) provided by operations	$(85)	$(2)	$11
Cash and cash equivalents	$217	$324	$562

Additional Preliminary Third Quarter Fiscal 2022 Expected Highlights
•Remaining Performance Obligations ("RPO") or revenue backlog of $2,259 million
•Added ~1,300 new logos
•Significant large deal activity with 92 deals over $1 million TCV, 11 over $5 million TCV, 7 over $10 million TCV and 2 over $25 million TCV
•~30% of OneCloud ARR came from customers generating $5 million or more in annual recurring revenue
•~60% of OneCloud ARR came from customers generating $1 million or more in annual recurring revenue
•~95% of OneCloud ARR came from customers generating $100,000 or more in annual recurring revenue
•~60% of OneCloud ARR came from Contact Center customers

As Avaya’s CAPS metric reflects revenue that is already recognized, management believes it is helpful to provide investors with a better view into the performance of the Company’s broader-based OneCloud software solutions that are driving the Company’s recurring revenue growth by also providing a forward-looking metric, Annualized Recurring Revenue, or OneCloud ARR.

OneCloud ARR represents the Company's estimate of the annualized revenue run-rate of certain components from active term OneCloud contracts (whether or not terminable) at the end of the reporting period. More specifically, OneCloud ARR includes OneCloud subscription revenue, ACO recurring revenue and revenue from CCaaS, Spaces, CPaaS, DaaS and private cloud, and excludes maintenance, managed services revenue and ACO one-time payments. The One Cloud ARR metric, combined with the Company’s CAPS metric, provides investors enhanced visibility into Avaya’s transformational Cloud journey. Per period OneCloud ARR figures are provided in the slides published on Avaya’s website at http://www.avaya.com on the Investor Relations page.

(1) Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per share and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below and the Supplemental Financial Information accompanying this press release for more information on the calculation of constant currency and a reconciliation of the non-GAAP measures included in this release to their most closely comparable measure calculated in accordance with GAAP.

Other Highlights
•On July 12, 2022, Avaya completed a $250 million exchangeable notes offering and raised an additional $350 million through a term loan add-on.
•Among other things, these financings help support the Company’s transition from its historical Cap-Ex licensing model to a Subscription and Cloud model, and also extend the duration of its capital structure maturity profile. Other than the 2023 convertible notes, Avaya does not have any material funded debt maturity until calendar 2027 and 2028. Avaya is currently engaging with advisors to assess its options to address the 2023 convertible notes.
•Avaya announced cost-cutting measures of $225 million to $250 million on July 28, 2022. Net of estimated restructuring costs, these cost-cutting measures are expected to provide net savings of over $200 million. The Company has already commenced operationalizing these savings and expects them to yield quantifiable savings beginning in the first quarter of fiscal 2023.

Going Concern, Audit Committee Internal Investigations and Filing Extension for Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2022
As noted above, the Company completed a series of financing transactions in July 2022, intended in part to provide financing to fund the repurchase or repayment of the convertible notes, which mature in June 2023 and accordingly are classified as a current liability on June 30, 2022. The Company is currently engaging with its advisors to assess its options with respect to addressing the 2023 convertible notes, but there can be no assurance as to the certainty of the outcome of that assessment. As a result of the foregoing, in addition to the Company’s decline in revenues during the third quarter, which represented substantially lower revenues than previous Company expectations, and the negative impact of significant operating losses on the Company's cash balance in the year to date, as of the date of this release, the Company has determined that there is substantial doubt about the Company's ability to continue as a going concern.

The Audit Committee of the Company's Board of Directors has commenced an internal investigation to review the circumstances surrounding the Company's financial results for the quarter ended June 30, 2022.

Furthermore, and separately, the Audit Committee has also commenced an internal investigation to review matters related to a whistleblower letter.

The Audit Committee has engaged outside counsel to assist in the investigations and has notified the Securities and Exchange Commission (the "SEC") and the Company’s external auditor, PricewaterhouseCoopers LLP, of its investigations. As the investigations are not complete, the Audit Committee requires additional time to complete its initial assessments. As a result, the Company requires additional time to complete its review of its financial statements and finalize its disclosures in the Form 10-Q. Accordingly, the Company will be unable to file its Form 10-Q on or prior to the required filing date and has filed a Form 12b-25 Notification of Late Filing for its Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2022.
Video Conference and Webcast
Avaya will host a live webcast and video conference to discuss its preliminary financial results at 8:30 AM Eastern Time on August 9, 2022. To access the live conference call by phone, listeners should dial +1-888-660-6347 toll free or +1-929-201-6594, and use the conference ID: 6784722. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year.
About Avaya
Businesses are built by the experiences they provide, and everyday millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping what's next for the future of work, with innovation and partnerships that deliver game-changing business benefits. Our cloud communications solutions and multi-cloud application ecosystem power personalized, intelligent, and effortless customer and employee experiences to help achieve strategic ambitions and desired outcomes. Together, we are committed to help grow your business by delivering Experiences that Matter. Learn more at http://www.avaya.com.

Cautionary Note Regarding Preliminary Financial Information
All financial results for the third quarter ended June 30, 2022 and related comparisons to prior periods included in this release are preliminary, have not been reviewed or audited, are based upon the Company's estimates, and were prepared prior to the completion of the Company's financial statement close process. These selected preliminary financial results should not be viewed as a substitute for the Company's full third quarter results and do not present all information necessary for an understanding of the Company's financial performance as of June 30, 2022, and should not be considered final until the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. During the course of the preparation of the Company's financial statements as of and for the three and nine months ended June 30, 2022, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth in this release. Accordingly, undue reliance should not be placed on this preliminary data.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain "forward-looking statements." All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the finalization of the Company's third quarter financial statements; the findings of the Audit Committee’s investigations; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for a material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the Company’s ability to continue as a going concern; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; the termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic ("COVID-19"); the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls imposed by the U.S., UK and the EU on certain industries and Russian parties as a result of the conflict, as well as responses by the governments of Russia or other jurisdictions; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Preliminary Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2022	2021	2022	2021
REVENUE
Products	$169	$254	$623	$746
Services	408	478	1,383	1,467
	577	732	2,006	2,213
COSTS
Products:
Costs	95	98	325	295
Amortization of technology intangible assets	35	43	112	129
Services	188	184	570	554
	318	325	1,007	978
GROSS PROFIT	259	407	999	1,235
OPERATING EXPENSES
Selling, general and administrative	236	266	743	785
Research and development	53	55	174	167
Amortization of intangible assets	39	40	119	119
Impairment charges(1)	1,272	—	1,272	—
Restructuring charges, net	12	5	22	17
	1,612	366	2,330	1,088
OPERATING (LOSS) INCOME	(1,353)	41	(1,331)	147
Interest expense	(54)	(54)	(162)	(169)
Other income, net	13	10	37	11
LOSS BEFORE INCOME TAXES	(1,394)	(3)	(1,456)	(11)
(Provision for) benefit from income taxes(2)	(14)	46	(19)	(8)
NET (LOSS) INCOME	$(1,408)	$43	$(1,475)	$(19)
(LOSS) EARNINGS PER SHARE
Basic	$(16.27)	$0.45	$(17.27)	$(0.26)
Diluted	$(16.27)	$0.43	$(17.27)	$(0.26)
Weighted average shares outstanding
Basic	86.6	84.9	85.6	84.4
Diluted	86.6	88.0	85.6	84.4
(1)The Company’s interim impairment tests as of June 30, 2022 indicated that the carrying amount of the Company’s indefinite-lived intangible asset, the Avaya Trade Name, and its Services reporting unit exceeded their respective estimated fair values. As a result, the preliminary financial statements reflect impairment charges of $1,272 million and the Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company's indefinite-lived intangible asset and goodwill during the three and nine months ended June 30, 2022.
(2)During the three months ended June 30, 2022, the Company recorded an increase to (Provision for) benefit from income taxes of $(9) million on the Condensed Consolidated Statements of Operations and an increase in Other liabilities of $8 million and a reduction of Deferred income taxes, net of $1 million on the Condensed Consolidated Balance Sheets to correct an understatement of its tax liability in previous periods. The Company concluded that the error was not material to any prior period financial statements and the correction of the error was not material to the current period financial statements.

Avaya Holdings Corp.
Preliminary Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	June 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$217	$498
Accounts receivable, net	305	307
Inventory	50	51
Contract assets, net	639	518
Contract costs	118	117
Other current assets	111	100
TOTAL CURRENT ASSETS	1,440	1,591
Property, plant and equipment, net	300	295
Deferred income taxes, net	30	40
Intangible assets, net	1,903	2,235
Goodwill	296	1,480
Operating lease right-of-use assets	104	135
Other assets	264	209
TOTAL ASSETS	$4,337	$5,985
LIABILITIES
Current liabilities:
Debt maturing within one year	$327	$—
Accounts payable	313	295
Payroll and benefit obligations	121	193
Contract liabilities	264	360
Operating lease liabilities	41	49
Business restructuring reserves	14	19
Other current liabilities	139	181
TOTAL CURRENT LIABILITIES	1,219	1,097
Non-current liabilities:
Long-term debt	2,507	2,813
Pension obligations	570	648
Other post-retirement obligations	149	153
Deferred income taxes, net	45	53
Contract liabilities	315	305
Operating lease liabilities	78	102
Business restructuring reserves	16	25
Other liabilities	234	267
TOTAL NON-CURRENT LIABILITIES	3,914	4,366
TOTAL LIABILITIES	5,133	5,463
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at June 30, 2022 and September 30, 2021
Convertible series A preferred stock; 125,000 shares issued and outstanding at June 30, 2022 and September 30, 2021	132	130
STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 86,846,958 shares issued and outstanding at June 30, 2022; and 84,115,602 shares issued and outstanding at September 30, 2021	1	1
Additional paid-in capital	1,502	1,467
Accumulated deficit	(2,460)	(985)
Accumulated other comprehensive income (loss)	29	(91)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(928)	392
TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY	$4,337	$5,985

Avaya Holdings Corp.
Preliminary Condensed Statements of Cash Flows
(Unaudited; in millions)

	Nine months ended June 30,
(In millions)	2022	2021
Net cash (used for) provided by:
Operating activities	$(198)	$35
Investing activities	(80)	(78)
Financing activities	2	(126)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	4
Net decrease in cash, cash equivalents, and restricted cash	(281)	(165)
Cash, cash equivalents, and restricted cash at beginning of period	502	731
Cash, cash equivalents, and restricted cash at end of period	$221	$566

Avaya Holdings Corp.
Preliminary Supplemental Schedule of Revenue by Segment and Geography
(Unaudited; in millions)

	Three months ended June 30,		Change			Three months ended March 31, 2022
	2022	2021	Amount	Pct.	Pct., net of fx impact
Revenue by Segment
Products & Solutions	$169	$254	$(85)	(33)%	(32)%	$223
Services	408	478	(70)	(15)%	(13)%	493
Total revenue	$577	$732	$(155)	(21)%	(20)%	$716

Revenue by Geography
U.S.	$316	$418	$(102)	(24)%	(24)%	$422
International:
Europe, Middle East and Africa	148	181	(33)	(18)%	(14)%	175
Asia Pacific	63	72	(9)	(13)%	(10)%	67
Americas International - Canada and Latin America	50	61	(11)	(18)%	(16)%	52
Total International	261	314	(53)	(17)%	(13)%	294
Total revenue	$577	$732	$(155)	(21)%	(20)%	$716

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP"), including financial measures labeled as "non-GAAP" or "adjusted."
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income (loss). In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The Company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company’s prior fiscal year (i.e. September 30, 2021), unless otherwise noted.
In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected fourth quarter and full year fiscal 2022 non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP earnings per share or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Preliminary Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended,
	June 30, 2022	March 31, 2022	June 30, 2021
Net (loss) income	$(1,408)	$(1)	$43
Interest expense	54	54	54
Interest income	(1)	(1)	—
Provision for (benefit from) income taxes	14	(13)	(46)
Depreciation and amortization	103	99	105
EBITDA	(1,238)	138	156
Impact of fresh start accounting adjustments(1)	1	—	1
Restructuring charges(2)	11	3	5
Advisory fees(3)	8	—	—
Acquisition-related costs	—	—	2
Share-based compensation	6	14	14
Impairment charges(4)	1,272	—	—
Pension and post-retirement benefit costs	(1)	(1)	(1)
Change in fair value of Emergence Date Warrants	(1)	(7)	—
Gain on foreign currency transactions	(4)	(2)	(4)
Adjusted EBITDA	$54	$145	$173
(1)The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.
(2)Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income.
(3)Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure.
(4)The Company’s interim impairment tests as of June 30, 2022 indicated that the carrying amount of the Company’s indefinite-lived intangible asset, the Avaya Trade Name, and its Services reporting unit exceeded their respective estimated fair values. As a result, the preliminary financial statements reflect impairment charges of $1,272 million and the Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company's indefinite-lived intangible asset and goodwill during the three months ended June 30, 2022.

Avaya Holdings Corp.
Preliminary Supplemental Schedules of Non-GAAP (Loss) Earnings per Share
(Unaudited; in millions)

	Three months ended,
	June 30, 2022	March 31, 2022	June 30, 2021
GAAP Net (Loss) Income	$(1,408)	$(1)	$43
Non-GAAP Adjustments:
Impact of fresh start accounting(1)	1	—	1
Restructuring charges, net(2)	12	3	5
Advisory fees(3)	8	—	—
Acquisition-related costs	—	—	2
Share-based compensation	6	14	14
Impairment charges(4)	1,272	—	—
Pension and post-retirement benefit costs	(1)	(1)	(1)
Change in fair value of Emergence Date Warrants	(1)	(7)	—
Gain on foreign currency transactions	(4)	(2)	(4)
Amortization of intangible assets	74	75	83
Income tax expense effects(5)	21	(30)	(70)
Non-GAAP Net (Loss) Income	$(20)	$51	$73

Dividends and accretion to preferred stockholders	(1)	(1)	(1)
Undistributed Non-GAAP (Loss) Income	$(21)	$50	$72
Percentage allocated to common stockholders(6)	100.0%	91.3%	91.3%
Numerator for Non-GAAP diluted (loss) earnings per common share	$(21)	$46	$66

Diluted Weighted Average Shares - GAAP	86.6	85.6	88.0
Share adjustment(7)	—	1.2	(0.2)
Diluted Weighted Average Shares - Non-GAAP	86.6	86.8	87.8

GAAP (Loss) Earnings per Share - Diluted	$(16.27)	$(0.02)	$0.43
Non-GAAP (Loss) Earnings per Share - Diluted	$(0.24)	$0.53	$0.75
(1)The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.
(2)Restructuring charges, net represent employee separation costs and facility exit costs related to the Company's restructuring programs, net of sublease income.
(3)Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure.
(4)The Company’s interim impairment tests as of June 30, 2022 indicated that the carrying amount of the Company’s indefinite-lived intangible asset, the Avaya Trade Name, and its Services reporting unit exceeded their respective estimated fair values. As a result, the preliminary financial statements reflect impairment charges of $1,272 million and the Company expects to record impairment charges between $1,272 million to $1,804 million related to the Company's indefinite-lived intangible asset and goodwill during the three months ended June 30, 2022
(5)The Company’s calculation of non-GAAP income taxes reflects a 25% fixed non-GAAP effective tax rate based on a blended U.S. federal and state tax rate, given the Company’s operating structure. The non-GAAP effective tax rate may differ significantly from the GAAP effective tax rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, changes resulting from tax legislation, material changes in revenues or expenses and other significant events. The Company will continuously assess its estimated non-GAAP effective tax rate in connection with its calculation of non-GAAP net income and non-GAAP net income per diluted share in future periods.
(6)The Company's preferred shares are participating securities, which requires the application of the two-class method to calculate diluted earnings per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings. The percentage allocated to common stockholders reflects the proportion of weighted average common stock outstanding to the weighted average of common stock and common stock equivalents (preferred shares).
(7)In periods with a GAAP net loss, the share adjustment reflects the dilutive impact of certain securities, which are excluded from the computation of diluted GAAP loss per share as their effect would be anti-dilutive. In periods during which our convertible notes have a dilutive impact on GAAP diluted shares outstanding, the share adjustment also includes the impact of our bond hedge transaction which is anti-dilutive in diluted GAAP earnings per share but is expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

Avaya Holdings Corp.
Preliminary Supplemental Schedules of Non-GAAP Reconciliations of Gross Margin and Operating (Loss) Income
(Unaudited; in millions)

	Three months ended,
	June 30, 2022	March 31, 2022	June 30, 2021
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$259	$371	$407
Items excluded:
Amortization of technology intangible assets	35	35	43
Non-GAAP Gross Profit	$294	$406	$450
GAAP Gross Margin	44.9%	51.8%	55.6%
Non-GAAP Gross Margin	51.0%	56.7%	61.5%

Reconciliation of Non-GAAP Operating (Loss) Income
Operating (Loss) Income	$(1,353)	$23	$41
Items excluded:
Adj. for fresh start accounting	1	—	1
Amortization of intangible assets	74	75	83
Advisory fees	8	—	—
Acquisition-related costs	—	—	2
Restructuring charges, net	12	3	5
Share-based compensation	6	14	14
Impairment charges	1,272	—	—
Non-GAAP Operating Income	$20	$115	$146
GAAP Operating Margin	(234.5)%	3.2%	5.6%
Non-GAAP Operating Margin	3.5%	16.1%	19.9%

Avaya Holdings Corp.
Preliminary Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended,
	June 30, 2022	March 31, 2022	June 30, 2021
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products & Solutions
Revenue	$169	$223	$254
Costs	95	119	98
Amortization of technology intangible assets	35	35	43
GAAP Gross Profit	39	69	113
Items excluded:
Amortization of technology intangible assets	35	35	43
Non-GAAP Gross Profit	$74	$104	$156
GAAP Gross Margin	23.1%	30.9%	44.5%
Non-GAAP Gross Margin	43.8%	46.6%	61.4%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$408	$493	$478
Costs	188	191	184
GAAP Gross Profit	220	302	294
Items excluded:
Non-GAAP Gross Profit	$220	$302	$294
GAAP Gross Margin	53.9%	61.3%	61.5%
Non-GAAP Gross Margin	53.9%	61.3%	61.5%
Avaya Holdings Corp.
Preliminary Supplemental Schedules of Free Cash Flow
(Unaudited; in millions)

	Three months ended,
	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Net cash (used for) provided by operating activities	$(85)	$(2)	$(111)	$(5)	$11
Less:
Capital expenditures	28	25	27	28	25
Free cash flow	$(113)	$(27)	$(138)	$(33)	$(14)

Source: Avaya Newsroom

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